                                                                 Exhibit 4(b)(3)

                         MANAGED CARE SOLUTIONS, INC.

                               CONFORMED BYLAWS
                      (as amended through March 1, 1996)

                                   ARTICLE I

                               CORPORATE OFFICES

          Section 1. Delaware Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Dover, County of Kent.

          Section 2. Other offices. The corporation may also have offices at such other places, both within and outside the state of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

          Section 1. Time and Place. A meeting of stockholders for any purpose may be held at such time and place, within or outside the state of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 1985, shall be held on the second Monday of September if not a legal holiday, or if a legal holiday, then on the following business day, at 10 a.m. local time, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect a board of directors and transact such other business as may properly come before the meeting.

          Section 3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the whole board of directors, or at the request in writing of stockholders owning a majority of the capital stock of the corporation outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 4. Notice. Written notice of a meeting, annual or special, stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days, or if a vote of stockholders on a merger or consolidation is one of the stated

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purposes of the meeting, not less than twenty nor more than sixty days, before the date of the meeting.

          Section 5. Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare or cause to be prepared and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          Section 6. Quorum. The holders of a majority of the stock outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise required by law or by the certificate of incorporation. If, however, such quorum shall not be present or represented at a meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 7. Required Vote. Each election of directors or others shall be determined by a plurality vote, and, except as otherwise required by law or by the certificate of incorporation, each other matter shall be determined by the affirmative vote of a majority of the shares present in person or represented by proxy.

          Section 8. Voting. Unless otherwise required by law or by the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

          Section 9. Action by Written Consent. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action

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at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  ARTICLE III

                                   DIRECTORS

          Section 1. Number and Term. The number of directors that shall constitute the whole board shall be eight. Directors shall be elected at annual meetings of stockholders, except as provided in section 2 of this article, and each director shall hold office until a successor is elected and qualified or until that director's earlier resignation or removal. Directors need not be stockholders.

          Section 2. Vacancies. Except as otherwise required by law or by the certificate of incorporation, any vacancy on the board of directors, including a newly-created directorship, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Notwithstanding the foregoing, if any of the directors of the corporation in office (i) immediately following the distribution to stockholders of the corporation on a share-for-share basis of all of the outstanding shares of Medicus Systems Software, Inc. (the "Distribution"), and (ii) prior to the mergers of wholly-owned subsidiaries of the corporation into Managed Care Solutions, Inc., Ventana Health Systems, Inc. and Arizona Health Concepts, Inc. (the "Mergers"), shall cease for any reason to serve as a director of the corporation at any time prior to the next annual meeting of stockholders of the corporation following the effective date of the Mergers, then the resulting vacancy shall be filled by a majority of the directors referred to in this sentence then serving as directors. If there are no directors in office, then an election of directors may be held in the manner provided by law.

          Section 3. Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

          Section 4. Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or outside the state of Delaware.

          Section 5. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately following and at the same place as the annual meeting of stockholders. In the event such meeting is not held at the time and place specified in the preceding sentence, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board or as shall be specified in written waivers signed by all of the directors. Other regular meetings of the board may be held without notice at such time and at such place as shall from time to time be determined by the board.

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          Section 6.  Special Meetings. Special meetings of the board of directors may be called by the president and shall be called by the president or secretary on the written request of two directors, on two days' notice to each director, either personally or by mail or by telegram.

          Section 7. Quorum. At any meeting of the board of directors a majority of the whole board of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as otherwise required by law or by the certificate of incorporation. If there is not a quorum at a meeting of the board, a majority of the directors present may adjourn the meeting from time to time without further notice.

          Section 8. Action by Written Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

          Section 9. Participation with Communications Equipment. Unless otherwise restricted by law or by the certificate of incorporation or these bylaws, members of the board of directors, or of any committee designated by the board of directors, may participate in a meeting of the board of directors, or of any committee, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

          Section 10. Committees of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

          Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require the seal; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to

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authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

          Section 11. Minutes of Meetings. Each committee shall keep regular minutes of its meetings and shall furnish them to the board of directors when required.

          Section 12. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The receipt of such compensation shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The directors may be reimbursed for any expenses of attending meetings of the board of directors and of committees of the board.


                                  ARTICLE IV

                                    NOTICES

          Section 1. Method of Giving Notice. Whenever, under any provision of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at that person's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time the same is deposited in the United States mail. Notice to directors may also be given by telegram.

          Section 2. Waiver of Notice. Whenever notice is required to be given under any provision of law or of the certificate of incorporation or of these bylaws, a written waiver of such notice, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE V

                                   OFFICERS

          Section 1. Offices. The officers of the corporation shall be elected by the board of directors and shall be a chairman, a president, a vice-president, a secretary and a treasurer. In addition, the board of directors may elect additional vice-presidents, and one or more assistant secretaries, assistant treasurers and other subordinate officers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

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          Section 2.  Annual Election. The board of directors at its first meeting after each annual meeting of stockholders shall elect a president, one or more vice-presidents, a secretary and a treasurer. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.

          Section 3. Additional Officers. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

          Section 4. Compensation of Officers. The compensation of all officers and agents of the corporation shall be fixed by or under the direction of the board of directors.

          Section 5. Term of Office and Vacancy. Each officer shall hold office until a successor is chosen and qualifies or until the officer's earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

          Section 6. Chairman. The chairman shall preside at all meetings of stockholders and the board of directors, and shall have the general powers and duties of supervision of the management of the business and affairs of the corporation and its officers and agents. He shall have the power to execute bonds, mortgages and other contracts, agreements and instruments, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

          Section 7. President. The president shall have general and active management of the business and affairs of the corporation and shall see that all orders and resolutions of the board of directors and the chairman are carried into effect. In the absence of the chairman or in the event of his disability, the president shall perform the duties of the chairman, and when so acting, shall have the power of and be subject to all the restrictions upon the chairman. In addition, the president shall have the power to execute bonds, mortgages and other contracts, agreements and instruments, except where required or permitted by law to be otherwise signed and executed, except where the chairman elects to exercise such power as the chief executive officer of the corporation and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

          Section 8. Vice-Presidents. In the absence of the president or in the event of the disability of the president, the vice-president (or if there be more than one, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their most recent election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

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          Section 9.  General Counsel. The General Counsel shall serve the corporation in the capacity of general counsel and general legal adviser and shall perform such other duties and have such other powers as the board of directors or the chairman may from time to time prescribe.

          Section 10. Secretary. The secretary shall (a) attend all meetings of the board of directors and all meetings of the stockholders and record all of the proceedings of the meetings of the board of directors and of the stockholders in a book to be kept for that purpose and perform like duties for the standing committees when required, (b) give, or cause to be given, notice of all special meetings of the board of directors and all meetings of the stockholders and (c) shall perform such other duties as may be prescribed by the board of directors or the president, under whose supervision he shall be. The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix it to any instrument requiring the seal, and when so affixed, the seal may be attested by the signature of such officer. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by signature.

          Section 11. Assistant Secretaries. The assistant secretary (or if there be more than one, the assistant secretaries in the order determined by the board of directors, or if there be no such determination, then in the order of their most recent election or appointment) shall, in the absence of the secretary or in the event of the disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

          Section 12. Treasurer. The treasurer shall (a) have custody of the corporate funds and securities, (b) keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, (c) deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors, (d) disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, (e) render to the president and the board of directors, at its regular meetings, or when the board of directors so requests, an account of all the transactions of the treasurer and of the financial condition of the corporation, (f) if requested by the board of directors, give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of office and for the restoration to the corporation, in case of the death, resignation, retirement or removal from office of the treasurer, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation, and (g) perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

          Section 13. Assistant Treasurers. The assistant treasurer (or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, or if there be no such determination, then in the order of their most recent election or appointment) shall, in the absence of the treasurer or in the event of the disability of the treasurer, perform the duties and

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exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

          Section 14. Vice Chairman. The vice chairman, in the absence of the chairman, shall preside at all meetings of stockholders and directors, and shall possess the same power as the chairman to sign all certificates, bonds, mortgages, contracts and other instruments of the corporation which may be authorized by the board of directors. During the absence or disability of the chairman, he shall exercise all the power and discharge all the duties of the chairman and shall perform all such other duties as are incident to his office or are properly required of him by the board of directors.


                                  ARTICLE VI

                              STOCK CERTIFICATES

          Section 1. Right of Holder to Certificate. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman, the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by the holder in the corporation.

          Section 2. Facsimile Signatures. Any or all of the signatures on the certificate may be facsimile. In the event any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer at the date of issue.

          Section 3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representation of the owner, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation in connection with the certificate alleged to have been lost, stolen or destroyed, or both.

          Section 4. Registration of Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its stock records.

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          Section 5.  Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered in its stock records as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.


                                  ARTICLE VII

                               OTHER PROVISIONS

          Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the certificate of incorporation and requirements of law.

          Section 2. Signatures on Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section 3. Fiscal Year. The fiscal year of the corporation shall end on the last day of May.

          Section 4. Seal. The corporate seal shall be inscribed with the name of the corporation and the words "Corporate Seal" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

          Section 5. Indemnification of Directors, Officers and Others. Each person who is or was a director or officer of the corporation or a subsidiary of the corporation and each person who serves or served at the request of the corporation as a director or officer (or equivalent) of another corporation, partnership, joint venture, trust or other enterprise (and the heirs, executors, administrators and estates of any such persons), shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the provisions of the General

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Corporation Law of the State of Delaware as it may from time to time be amended, except as to any action, suit or proceeding brought by or on behalf of the director or officer of the corporation without prior approval of the board of directors. Each person who is or was an employee or agent of this corporation, and each person who serves or has served as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be similarly indemnified at the discretion of the board of directors. The indemnification provided by this Section 5 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this bylaw or the Delaware General Corporation Law.


                                 ARTICLE VIII

                                  AMENDMENTS

          These bylaws may be altered, amended or repealed and new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws was contained in the notice of such special meeting.

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